Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2021
FINANCIAL RESULTS AND RAISES FULL YEAR EARNINGS GUIDANCE

DUBLIN, November 9, 2021 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2021 and updated financial guidance for 2021.
“Last year, we set the ambitious corporate objective of completing five key commercial launches through 2020 and 2021. With the launch of Xywav for idiopathic hypersomnia earlier this month, we have now accomplished this goal, demonstrating our significant execution capabilities and commitment to bring important new medicines forward for patients,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “The successful integration of GW underscores our ability to deliver on transformative M&A to grow our business. While there’s more work to be done, I’m confident we have the right strategy, teams and capabilities in place to realize the blockbuster potential of Epidiolex and to discover, develop and launch additional novel, innovative medicines leveraging cannabinoid science. Our commercial execution, productive R&D engine and culture of commitment to patients and their families provide a strong foundation for significant and sustained growth.”

Renée Galá, executive vice president and chief financial officer, added, “This is an exciting time of transformation for Jazz, underpinned by operational execution, financial discipline and strategic capital allocation across our business. We continue to deliver on our business and financial targets which has enabled us to rapidly reduce our net leverage ratio to 4.41 times in just five months following the close of the GW transaction. We have also delivered on revenue growth and diversification. Recently launched or acquired products now make up over 50% of net product sales, and we remain on track to meet our goal of at least 65% in 2022. In addition, our prior investments in corporate development are translating into near-term catalysts as we advance JZP385, JZP150 and Zepzelca into important new clinical trials. We will continue to prioritize disciplined capital allocation to assets and activities that drive growth and value, while remaining focused on achieving our net leverage ratio target of less than 3.51 times by the end of next year."

Key Highlights
•Total revenues increased 39% to $838.1 million compared to 3Q20
◦52% of net product sales from recently launched or acquired products
•Exceptional Xywav® adoption in narcolepsy with approximately 6,000 active patients exiting 3Q21
•Xywav for idiopathic hypersomnia (IH) launched November 1, 2021
•Continued Epidiolex® revenue growth of 21% compared to 3Q20 despite COVID-19 pressure
•Top-tier launch has established Zepzelca® as second-line SCLC treatment of choice
•Rylaze™ launch progressing well; positive feedback from key stakeholders
•Pipeline advancing with key trial initiations underway for JZP385, JZP150 and Zepzelca
•Raising full year 2021 earnings guidance
•Net leverage ratio reduced by 0.5x to 4.4x1 in the five months following GW transaction close
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1.On a pro forma, non-GAAP adjusted basis

Business Updates
Neuroscience
Oxybate (Xyrem® and Xywav):
•Net product sales for the combined oxybate business increased 3% to $460.4 million in 3Q21 compared to the same period in 2020.
•Average active oxybate patients on therapy was approximately 16,000 in 3Q21, an increase of approximately 6% compared to the same period in 2020.

Xywav for Narcolepsy (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•The Company continues to drive market-leading adoption of Xywav in narcolepsy.
•Xywav net product sales were $153.1 million in 3Q21.
•There were approximately 6,000 active patients on Xywav exiting 3Q21.
•In June 2021, FDA recognized seven years of Orphan Drug Exclusivity, through July 2027, for Xywav and published its summary of clinical superiority findings stating that "Xywav is clinically superior to Xyrem by means of greater safety because Xywav provides a greatly reduced chronic sodium burden compared to Xyrem." Further, FDA stated that "the differences in the sodium content of the two products at the recommended doses will be clinically meaningful in reducing cardiovascular morbidity in a substantial proportion of patients for whom the drug is indicated."

Xywav for Idiopathic Hypersomnia
•On August 12, 2021, FDA approved Xywav for the treatment of IH in adults.
•The Company launched Xywav for IH on November 1, 2021.
•Xywav is the first-and-only medicine approved by FDA for the treatment of IH in adults, underscoring the Company’s patient-focused R&D strategy and concept-to-commercial capabilities.
•Xywav for IH is a significant value driver, with initial launch efforts focused on the approximately 37,000 currently diagnosed patients in the U.S. who are actively seeking healthcare.
•Xywav demonstrated robust clinical data with statistically significant improvements across all primary and secondary endpoints in the Phase 3 clinical trial.
•Xywav has broad patent protection to 2033 and is eligible for Orphan Drug Exclusivity for IH.

Xyrem (sodium oxybate) oral solution:
•Xyrem net product sales decreased 31% to $307.3 million in 3Q21 compared to the same period in 2020, reflecting the continued strong adoption of Xywav.

Epidiolex/Epidyolex (cannabidiol):
•Epidiolex/Epidyolex net product sales were $160.4 million in 3Q21, an increase of 21% compared to the same period of 2020 on a pro-forma basis, despite short-term COVID-19 pressure.
•Recent market research indicates approximately 40% of prescribers are moving Epidiolex up in their treatment algorithm.
•The Company has made significant progress on its European rollout with launches in Spain, Italy and Switzerland in 3Q21. Epidyolex is now commercially available and fully reimbursed in four of the five key European markets: United Kingdom, Germany, Italy and Spain, with an anticipated launch in France in 2022.
•The Company expects to initiate a Phase 3 pivotal trial of Epidiolex for Epilepsy with Myoclonic-Atonic Seizures (EMAS), the fourth target indication for Epidiolex, in 1H22.
•The Company continues to strengthen the durability of Epidiolex, and expects a composition of matter-like patent, extending through 2039, to be issued later this year.

Sunosi® (solriamfetol):
•Sunosi net product sales increased by 111% to $19.3 million in 3Q21 compared to the same period of 2020.
•In 3Q21, U.S. prescriptions increased by 8% compared to 2Q21.

Nabiximols:
•The Company has initiated the third Phase 3 nabiximols clinical trial in multiple sclerosis (MS)-related spasticity. This is a randomized, double-blind, placebo-controlled trial with a primary endpoint of muscle tone, expected to enroll approximately 190 patients.
•The Company expects data from its first Phase 3 trial in 1H22, followed by data from the two additional Phase 3 trials in late 2022 and early 2023.
•The Company anticipates that if the results of the first trial are positive, there is potential for regulatory submission to FDA in the next 18-24 months.

JZP385:
•The Company has initiated a Phase 2b trial and expects top-line data to read out in 1H24.
•JZP385, a highly selective modulator of T-type calcium channels, is in clinical development for the potential treatment of essential tremor.

JZP150:
•The Company is on track to initiate a Phase 2 trial this year.
•JZP150, a fatty acid amide hydrolase (FAAH) inhibitor, is in clinical development for the potential treatment of post-traumatic stress disorder.

Oncology
Zepzelca (lurbinectedin):
•Zepzelca net product sales increased 94% to $71.7 million in 3Q21 compared to the same period in 2020.
•Zepzelca net product sales in 3Q21 were favorably impacted by approximately $10 million, relating to a reduction in the returns accrual rate, due to lower than estimated actual returns. Excluding this impact, net product sales in 3Q21 increased by 10% compared to 2Q21.
•The Company has established Zepzelca as the treatment of choice in the second-line small cell lung cancer (SCLC) setting. Zepzelca has near-term growth opportunities, as the Company expects that it will continue to gain share among patients being re-challenged with platinum-based chemotherapies or receiving other chemotherapy regimens.
•Zepzelca development program updates:
◦Jazz and collaborator F. Hoffmann-La Roche Ltd (Roche) have initiated a Phase 3 trial to evaluate first-line use of Zepzelca in combination with Tecentriq® (atezolizumab), compared to Tecentriq alone, as maintenance therapy, in patients with extensive stage SCLC after induction chemotherapy. The trial is now listed on clinicaltrials.gov (NCT05091567); enrollment of the first patient is anticipated later this year.
◦The Company's partner, PharmaMar, plans to initiate a confirmatory trial in second-line SCLC later this year. If positive, this trial would confirm the benefit of Zepzelca in the treatment of SCLC when patients progress following first-line treatment with a platinum-based regimen.

Rylaze (asparaginase erwinia chrysanthemi (recombinant)-rywn):
•Rylaze net product sales were $20.7 million in 3Q21, following commercial launch on July 15, 2021.
•The Company has been granted Real-Time Oncology Review by FDA and plans to submit a supplemental Biologics License Application (sBLA) with additional data in support of a Monday/Wednesday/Friday (M/W/F) intramuscular dosing schedule in early 2022.
•The Company is presenting data, for the first time, from the Phase 2/3 study of Rylaze in patients with ALL/LBL who developed hypersensitivity or silent inactivation to a long-acting E. coli–derived asparaginase, at the 63rd American Society of Hematology (ASH) Annual Meeting, which will be held December 11-14, 2021.

•The Company anticipates that data from the current development program will support regulatory filings in Europe in mid-2022, with potential for approval in 2023. The Company is also working with a partner to advance the program for potential filing, approval and launch in Japan.
•Rylaze is the only recombinant Erwinia asparaginase manufactured product that maintains a clinically meaningful level of asparaginase activity throughout the entire duration of treatment. It was developed by the Company to address the needs of patients and healthcare providers for an innovative, high-quality Erwinia asparaginase with reliable supply.

Vyxeos® (daunorubicin and cytarabine) liposome for injection:
•Vyxeos net product sales increased 13% to $34.7 million in 3Q21 compared to the same period in 2020.

Defitelio® (defibrotide sodium) / defibrotide:
•Defitelio/defibrotide net product sales increased 15% to $57.7 million in 3Q21 compared to the same period in 2020.

Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
Total revenues	$838,115	$600,888	$2,197,507	$1,698,050
GAAP net income (loss)	$(52,833)	$148,234	$(294,317)	$105,202
Adjusted net income[1]	$261,418	$242,109	$730,812	$475,258
GAAP EPS	$(0.86)	$2.64	$(4.98)	$1.87
Adjusted EPS[1]	$4.20	$4.31	$12.02	$8.44
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1.Commencing in 2020, following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, the Company no longer excludes upfront and milestone payments from the Company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted EPS. See “Non-GAAP Financial Measures” below.

GAAP net income (loss) for 3Q21 was ($52.8 million), or ($0.86) per diluted share, compared to $148.2 million, or $2.64 per diluted share, for 3Q20.
Non-GAAP adjusted net income for 3Q21 was $261.4 million, or $4.20 per diluted share, compared to $242.1 million, or $4.31 per diluted share, for 3Q20.
Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
Xyrem	$307,333	$447,809	$977,065	$1,302,492
Xywav	153,063	—	352,643	—
Total Oxybate	460,396	447,809	1,329,708	1,302,492
Epidiolex/Epidyolex[1]	160,378	—	269,859	—
Sunosi	19,251	9,116	42,981	19,618
Sativex® (nabiximols)[1]	6,097	—	8,058	—
Total Neuroscience	646,122	456,925	1,650,606	1,322,110
Zepzelca	71,714	36,941	181,972	36,941
Vyxeos	34,688	30,825	99,296	90,113
Defitelio/defibrotide	57,705	50,241	155,420	140,387
Rylaze	20,674	—	20,674	—
Erwinaze/Erwinase	—	20,145	69,382	90,560
Total Oncology	184,781	138,152	526,744	358,001
Other	3,344	1,872	8,768	5,246
Product sales, net	834,247	596,949	2,186,118	1,685,357
Royalties and contract revenues	3,868	3,939	11,389	12,693
Total revenues	$838,115	$600,888	$2,197,507	$1,698,050
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1.Net product sales for Epidiolex and Sativex are included from the closing of the acquisition of GW Pharmaceuticals plc (GW Acquisition) on May 5, 2021.

Total revenues increased 39% in 3Q21 compared to the same period in 2020.
•Products launched or acquired since 2019 comprised 52% of total net product sales in 3Q21.
•Neuroscience net product sales in 3Q21 increased 41% to $646.1 million compared to the same period in 2020. In 3Q21, oxybate net product sales increased to $460.4 million led by strong Xywav net product sales of $153.1 million partially offset by a decrease in Xyrem net product sales as a result of the strong adoption of Xywav by existing Xyrem patients. Epidiolex/Epidyolex net product sales in 3Q21 were $160.4 million, following the GW Acquisition in 2Q21.
•Oncology net product sales in 3Q21 increased 34% to $184.8 million compared to the same period in 2020 primarily driven by an increase in Zepzelca net product sales of $34.8 million. Zepzelca launched in the U.S. in July 2020.

Operating Expenses and Effective Tax Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2021	2020	2021	2020
GAAP:
Cost of product sales	$145,224	$42,095	$304,607	$98,760
Gross margin	82.6%	92.9%	86.1%	94.1%
Selling, general and administrative	$363,682	$207,255	$1,053,221	$607,061
% of total revenues	43.4%	34.5%	47.9%	35.8%
Research and development	$141,036	$78,647	$350,305	$243,676
% of total revenues	16.8%	13.1%	15.9%	14.4%
Acquired in-process research and development	$—	$10,000	$—	$215,250
Impairment charge	$—	$—	$—	$136,139
Income tax provision (benefit)	$(18,057)	$19,283	$228,583	$22,750
Effective tax rate	26.7%	11.5%	N/A (1)	17.5%
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(1)Our effective tax rate for the nine months ended September 30, 2021 on a GAAP basis is not a meaningful metric.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2021	2020	2021	2020
Non-GAAP adjusted:
Cost of product sales	$58,872	$40,176	$147,291	$93,247
Gross margin	92.9%	93.3%	93.3%	94.5%
Selling, general and administrative	$278,552	$186,281	$776,392	$544,471
% of total revenues	33.2%	31.0%	35.3%	32.1%
Research and development	$124,470	$71,184	$310,925	$222,165
% of total revenues	14.9%	11.8%	14.1%	13.1%
Acquired in-process research and development	$—	$10,000	$—	$215,250
Income tax provision	$43,589	$38,268	$111,510	$116,040
Effective tax rate	14.1%	13.6%	13.3%	19.5%
Operating expenses changed over the prior year period primarily due to the following:
•Cost of product sales increased in 3Q21 compared to the same period in 2020, on a GAAP and on a non-GAAP adjusted basis, due to increased net product sales as a result of the GW Acquisition. In addition, an acquisition accounting inventory fair value step-up expense of $82.6 million impacted GAAP cost of product sales.
•Selling, general and administrative (SG&A) expenses increased in 3Q21 compared to the same period in 2020, on a GAAP and on a non-GAAP adjusted basis, primarily due to an increase in compensation-related expenses driven by higher headcount as a result of the GW Acquisition and the addition of costs related to Epidiolex, as well as an increase in other expenses related to the expansion of our business including investments to support the Company's recent product launches. SG&A expenses in 3Q21 on a GAAP basis also included transaction and integration related expenses of $53.4 million related to the GW Acquisition.
•Research and development expenses increased in 3Q21 compared to the same period in 2020, on a GAAP and on a non-GAAP adjusted basis, primarily due to the addition of costs related to clinical programs for Epidiolex, nabiximols and cannabinoids and an increase in compensation-related expenses due to higher headcount primarily driven by the GW Acquisition.

Cash Flow and Balance Sheet
As of September 30, 2021, cash and cash equivalents were $671.8 million, and the outstanding principal balance of the Company’s long-term debt was $6.6 billion compared to $7.1 billion as of June 30, 2021. In addition, the Company had undrawn borrowing capacity under a revolving credit facility of $500.0 million.

For the nine months ended September 30, 2021, the Company generated $600.8 million of cash from operations.

During the third quarter, and aligned to its stated deleveraging target, the Company made significant debt repayments of $477.6 million which included the repayment on maturity of the remaining balance on its 1.875% exchangeable senior notes due 2021 and a voluntary payment on its term loan B.

2021 Financial Guidance1
Jazz Pharmaceuticals is updating its full year 2021 financial guidance. This guidance reflects the Company's current and future expected operational performance, including COVID-19 related impacts, the strength of its underlying operations and the prioritization of new and ongoing value creating development projects.

The Company is raising its full-year earnings guidance, resulting in a reduced GAAP net loss and increased non-GAAP adjusted net income (ANI) on an absolute and per share basis. The updated non-GAAP ANI range exceeds the upper end of the prior range. The Company is reducing both SG&A and R&D expense guidance on a GAAP and non-GAAP adjusted basis, reflecting progress within its transformation initiatives, improved financial discipline and strategic capital allocation. The Company is narrowing its net sales guidance range for neuroscience and oncology, with a reduced mid-point for oncology net sales guidance which reflects the ongoing impacts of COVID-19 on our legacy products and the Rylaze competitive landscape at launch in 3Q21, resulting in a reduced mid-point for total revenues guidance.

Guidance provided as of
(In millions)	August 3, 2021	November 9, 2021
Revenues	$3,020 - $3,180	$3,020 - $3,100
-Neuroscience	$2,260 - $2,360	$2,275 - $2,345
-Oncology	$715 - $835	$715 - $735

GAAP:

Guidance provided as of
(In millions, except per share amounts and percentages)	August 3, 2021	November 9, 2021
Gross margin %	85%	85%
SG&A expenses	$1,468 - $1,560	$1,400 - $1,451
SG&A expenses as % of total revenues	46% - 52%	45% - 48%
R&D expenses	$542 - $596	$514 - $548
R&D expenses as % of total revenues	17% - 20%	17% - 18%
Effective tax rate	(58%) - (102%)	(110%) - (183%)
Net loss	($560) - ($400)	($420) - ($320)
Net loss per diluted share	($9.40) - ($6.70)	($7.00) - ($5.40)[2]
Weighted-average ordinary shares used in per share calculations	60	60

Non-GAAP:

Guidance provided as of
(In millions, except per share amounts and percentages)	August 3, 2021	November 9, 2021
Gross margin %	93%	93%[3,7]
SG&A expenses	$1,120 - $1,180	$1,060 - $1,100[4,7]
SG&A expenses as % of total revenues	35% - 39%	34% - 36%
R&D expenses	$500 - $540	$465 - $485[5,7]
R&D expenses as % of total revenues	16% - 18%	15% - 16%
Effective tax rate	13% - 15%	11% - 13%[6,7]
Adjusted net income	$830 - $910	$925 - $965
Net income per diluted share	$13.40 - $14.70	$15.10 - $15.80[2,7]
Weighted-average ordinary shares used in per share calculations	62	61
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1.The Company's 2021 financial guidance includes the anticipated results of the acquired GW business from the date of acquisition (May 5, 2021) and related acquisition accounting adjustments, which are subject to change if the Company obtains additional information during the measurement period (up to one year from the GW Acquisition date); any such change could be material.
2.The Company expects the GW Acquisition to be dilutive to both GAAP and non-GAAP adjusted net income per diluted share in 2021. On a GAAP basis, this is expected to be primarily due to an increase in the amortization of acquisition-related intangible assets and transaction and integration related expenses, the amortization of inventory fair value step-up, increased interest expense and an increase in number of outstanding shares relating to the GW Acquisition. On a non-GAAP adjusted basis, this is expected to be due to increased cash interest expense and an increase in the number of outstanding shares.
3.Excludes $205-$225 million of amortization of acquisition-related inventory fair value step-up, $10-$12 million of share-based compensation expense and $1-$4 million of transaction and integration related expenses relating to the GW Acquisition from estimated GAAP gross margin.
4.Excludes $222-$231 million of transaction and integration related expenses relating to the GW acquisition and $118-$120 million of share-based compensation expense from estimated GAAP SG&A expenses.
5.Excludes $42-$48 million of share-based compensation expense and $7-$15 million of transaction and integration related expenses relating to the GW Acquisition from estimated GAAP R&D expenses.
6.Excludes the income tax effect of adjustments between GAAP net loss and non-GAAP adjusted net income and an expense of approximately $251 million arising on the remeasurement of our U.K. net deferred tax liability, which arose primarily in relation to the GW Acquisition, due to a change in the statutory tax rate in the U.K. following enactment of the UK Finance Act 2021.
7.See "Non-GAAP Financial Measures" below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to non-GAAP Adjusted 2021 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. ET (9:30 p.m. GMT) to provide a business and financial update and discuss its 3Q21 results. The live webcast may be accessed from the Investors section of the Company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 5888822.
A replay of the conference call will be available through November 16, 2021 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 5888822. An archived version of the webcast will be available for at least one week in the Investors section of the Company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases - often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in neuroscience and oncology. Within these therapeutic areas, we are identifying new options for patients by actively exploring small molecules and biologics, and through innovative delivery technologies and cannabinoid science. Jazz is headquartered in Dublin, Ireland and has employees around the globe, serving patients in nearly 75 countries. For more information, please visit www.jazzpharmaceuticals.com and follow @JazzPharma on Twitter.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the Company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from GAAP reported net income (loss) (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of the non-GAAP adjustments and impact of the change in the statutory tax rate in the U.K. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP SG&A expenses and non-GAAP R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.

The Company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the Company believes that each of these non-GAAP financial measures, when considered together with the Company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the Company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the Company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the Company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the Company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the Company uses in assessing its own operating performance and making operating decisions. The Company also uses a pro forma net leverage ratio, which is calculated using net debt and pro forma adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA), which are non-GAAP financial measures. Pro forma non-GAAP net leverage ratio is used by management to measure the Company's ability to repay outstanding debt obligations and the Company believes it is a meaningful metric to investors and analysts in evaluating the Company's financial leverage. Pro forma non-GAAP net leverage ratio is calculated by the Company as net debt (defined as total debt, net of cash and cash equivalents) divided by pro forma non-GAAP Adjusted EBITDA. EBITDA is defined as net income (loss) before income taxes, interest expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain other charges and adjustments as detailed in the reconciliation tables that follow and is calculated in accordance with the definition of Consolidated

Adjusted EBITDA as set out in the Company's credit agreement entered into in May 2021 (the Credit Agreement).

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, commencing in 2020, the Company no longer excludes upfront and milestone payments from the Company’s non-GAAP adjusted net income, its line item components and non-GAAP adjusted net income per diluted share. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to: the Company’s growth prospects and future financial and operating results, including the Company’s updated 2021 financial guidance and the Company’s expectations related thereto; the Company’s commercial expectations, including its expectations for significant and sustained growth, its ability to realize the commercial potential of its products, including the blockbuster potential for Epidiolex and ability of Zepzelca to gain market share, and the value and growth potential of its products, including our ability to discover, develop and launch additional novel, innovative medicines leveraging cannabinoid science; the Company’s net product sales, goals for net product sales from new and acquired products and net leverage goals; the Company’s views and expectations relating to its patent portfolio, including with respect to expected patent protection and additional patents being issued, and the anticipated timing thereof; planned or anticipated clinical trial events, including with respect to initiations, enrollment and data read-outs, and the anticipated timing thereof; planned or anticipated regulatory submissions and filings, including for nabiximols, Epidiolex and Rylaze, and the anticipated timing thereof; the anticipated launch of Epidiolex in France and other statements that are not historical facts. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from the Company’s oxybate products, Zepzelca and other key marketed products; effectively launching and commercializing the Company’s other products and product candidates; obtaining and maintaining adequate coverage and reimbursement for the Company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the Company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all, including the risk that the Company’s sBLA seeking approval for a revised dosing label for Rylaze may not be approved by FDA in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by the Company as a result of the effects of the COVID-19 pandemic; the Company’s failure to realize the expected benefits of its acquisition of GW Pharmaceuticals, including the blockbuster potential of Epidiolex, our ability to discover, develop and launch additional novel, innovative medicines leveraging cannabinoid science, the risk that the legacy GW Pharmaceuticals business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ultimate duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the Company’s business operations and financial results; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing the Company’s intellectual property rights and the Company’s commercial success being dependent upon the Company obtaining, maintaining and defending intellectual property protection for its products and product candidates; delays or problems in the supply or manufacture of the Company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; the Company’s ability to realize the anticipated benefits of its collaborations and license agreements with third parties; the sufficiency of the Company’s cash flows and capital resources to fund its debt service obligations, de-lever and meet its stated leverage targets; the Company’s ability to achieve expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the possibility that, if the Company does not achieve the perceived benefits of the acquisition of GW Pharmaceuticals as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s ordinary shares could decline; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals' Securities and Exchange Commission filings and reports, including the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and future filings and reports by the Company, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Product sales, net	$834,247	$596,949	$2,186,118	$1,685,357
Royalties and contract revenues	3,868	3,939	11,389	12,693
Total revenues	838,115	600,888	2,197,507	1,698,050
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	145,224	42,095	304,607	98,760
Selling, general and administrative	363,682	207,255	1,053,221	607,061
Research and development	141,036	78,647	350,305	243,676
Intangible asset amortization	159,804	66,684	368,476	192,505
Acquired in-process research and development	—	10,000	—	215,250
Impairment charge	—	—	—	136,139
Total operating expenses	809,746	404,681	2,076,609	1,493,391
Income from operations	28,369	196,207	120,898	204,659
Interest expense, net	(93,372)	(27,428)	(190,168)	(72,134)
Foreign exchange gain (loss)	(2,631)	(639)	1,262	(2,235)
Income (loss) before income tax provision (benefit) and equity in (gain) loss of investees	(67,634)	168,140	(68,008)	130,290
Income tax provision (benefit)	(18,057)	19,283	228,583	22,750
Equity in (gain) loss of investees	3,256	623	(2,274)	2,338
Net income (loss)	$(52,833)	$148,234	$(294,317)	$105,202

Net income (loss) per ordinary share:
Basic	$(0.86)	$2.67	$(4.98)	$1.89
Diluted	$(0.86)	$2.64	$(4.98)	$1.87
Weighted-average ordinary shares used in per share calculations - basic	61,284	55,545	59,084	55,637
Weighted-average ordinary shares used in per share calculations - diluted	61,284	56,236	59,084	56,297

JAZZ PHARMACEUTICALS PLC
PRO FORMA NET PRODUCT SALES
(In thousands)
(Unaudited)
The following unaudited pro forma information represents the net product sales for the three and nine months ended September 30, 2021, compared to the same periods in 2020, as if the GW Acquisition had been completed on January 1, 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Xyrem	$307,333	$447,809	$977,065	$1,302,492
Xywav	153,063	—	352,643	—
Total Oxybate	460,396	447,809	1,329,708	1,302,492
Epidiolex/Epidyolex	160,378	132,538	464,508	366,421
Sunosi	19,251	9,116	42,981	19,618
Sativex® (nabiximols)	6,097	4,309	13,825	12,182
Total Neuroscience	646,122	593,772	1,851,022	1,700,713
Zepzelca	71,714	36,941	181,972	36,941
Vyxeos	34,688	30,825	99,296	90,113
Defitelio/defibrotide	57,705	50,241	155,420	140,387
Rylaze	20,674	—	20,674	—
Erwinaze/Erwinase	—	20,145	69,382	90,560
Total Oncology	184,781	138,152	526,744	358,001
Other	3,344	1,872	8,768	5,246
Product sales, net	$834,247	$733,796	$2,386,534	$2,063,960

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$671,780	$1,057,769
Investments	—	1,075,000
Accounts receivable, net of allowances	499,023	396,490
Inventories	1,137,851	95,396
Prepaid expenses	94,474	62,422
Other current assets	225,098	152,491
Total current assets	2,628,226	2,839,568
Property, plant and equipment, net	255,006	127,935
Operating lease assets	89,628	129,169
Intangible assets, net	7,282,579	2,195,051
Goodwill	1,849,547	958,303
Deferred tax assets, net	314,666	254,916
Deferred financing costs	12,724	5,238
Other non-current assets	45,776	25,721
Total assets	$12,478,152	$6,535,901
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,815	$26,945
Accrued liabilities	603,715	352,732
Current portion of long-term debt	31,000	246,322
Income taxes payable	34,256	25,200
Deferred revenue	2,267	2,546
Total current liabilities	735,053	653,745
Deferred revenue, non-current	986	2,315
Long-term debt, less current portion	6,247,287	1,848,516
Operating lease liabilities, less current portion	89,359	140,035
Deferred tax liabilities, net	1,329,184	130,397
Other non-current liabilities	137,806	101,148
Total shareholders’ equity	3,938,477	3,659,745
Total liabilities and shareholders’ equity	$12,478,152	$6,535,901

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$600,752	$713,377
Net cash used in investing activities	(5,202,051)	(1,080,889)
Net cash provided by financing activities	4,217,131	472,195
Effect of exchange rates on cash and cash equivalents	(1,821)	(85)
Net increase (decrease) in cash and cash equivalents	$(385,989)	$104,598

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP reported net income (loss)	$(52,833)	$148,234	$(294,317)	$105,202
Intangible asset amortization	159,804	66,684	368,476	192,505
Share-based compensation expense	45,535	30,356	123,431	89,614
Transaction and integration related expenses[1]	59,867	—	201,457	—
Non-cash interest expense[2]	28,045	15,820	66,055	45,088
Acquisition accounting inventory fair value step-up	82,646	—	148,637	—
Impairment charge[3]	—	—	—	136,139
Income tax effect of above adjustments	(61,646)	(18,985)	(134,307)	(93,290)
Impact of U.K. tax rate change[4]	—	—	251,380	—
Non-GAAP adjusted net income	$261,418	$242,109	$730,812	$475,258

GAAP reported net income (loss) per diluted share	$(0.86)	$2.64	$(4.98)	$1.87
Non-GAAP adjusted net income per diluted share	$4.20	$4.31	$12.02	$8.44
Weighted-average ordinary shares used in diluted per share calculations - GAAP	61,284	56,236	59,084	56,297
Weighted-average ordinary shares used in diluted per share calculations - non-GAAP	62,285	56,236	60,805	56,297
________________________________________________
Explanation of Adjustments and Certain Line Items:
1.Transaction and integration expenses related to the GW Acquisition.
2.Non-cash interest expense associated with debt discount and debt issuance costs.
3.Impairment charge related to the Company's decision to stop enrollment in its Phase 3 clinical trial of defibrotide for the prevention of veno-occlusive disease.
4.Expense arising on the remeasurement of the Company's U.K. net deferred tax liability, which arose primarily in relation to the GW Acquisition, due to a change in the statutory tax rate in the U.K. following enactment of the UK Finance Act 2021.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021 and 2020
(In thousands, except percentages)
(Unaudited)

	Three months ended September 30, 2021
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision (benefit)	Effective tax rate
GAAP Reported	$145,224	82.6%	$363,682	$141,036	$159,804	$93,372	$(18,057)	26.7%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(159,804)	—	—	—
Share-based compensation expense	(2,763)	0.3	(31,752)	(11,020)	—	—	—	—
Transaction and integration related expenses	(943)	0.1	(53,378)	(5,546)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(28,045)	—	—
Acquisition accounting inventory fair value step-up	(82,646)	9.9	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	61,646	(12.6)
Total of non-GAAP adjustments	(86,352)	10.3	(85,130)	(16,566)	(159,804)	(28,045)	61,646	(12.6)
Non-GAAP Adjusted	$58,872	92.9%	$278,552	$124,470	$—	$65,327	$43,589	14.1%

	Three months ended September 30, 2020
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision	Effective tax rate
GAAP Reported	$42,095	92.9%	$207,255	$78,647	$66,684	$27,428	$19,283	11.5%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(66,684)	—	—	—
Share-based compensation expense	(1,919)	0.4	(20,974)	(7,463)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(15,820)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	18,985	2.1
Total of non-GAAP adjustments	(1,919)	0.4	(20,974)	(7,463)	(66,684)	(15,820)	18,985	2.1
Non-GAAP Adjusted	$40,176	93.3%	$186,281	$71,184	$—	$11,608	$38,268	13.6%

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020
(In thousands, except percentages)
(Unaudited)

	Nine months ended September 30, 2021
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Interest expense, net	Income tax provision	Effective tax rate
GAAP Reported	$304,607	86.1%	$1,053,221	$350,305	$368,476	$190,168	$228,583	N/A (1)
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(368,476)	—	—	—
Share-based compensation expense	(7,331)	0.3	(85,644)	(30,456)	—	—	—	—
Transaction and integration related expenses	(1,348)	0.1	(191,185)	(8,924)	—	—	—	—
Non-cash interest expense	—	—	—	—	—	(66,055)	—	—
Acquisition accounting inventory fair value step-up	(148,637)	6.8	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	134,307	N/A (1)
Impact of U.K. tax rate change	—	—	—	—	—	—	(251,380)	N/A (1)
Total of non-GAAP adjustments	(157,316)	7.2	(276,829)	(39,380)	(368,476)	(66,055)	(117,073)	N/A (1)
Non-GAAP Adjusted	$147,291	93.3%	$776,392	$310,925	$—	$124,113	$111,510	13.3%
__________________________
(1)Due to the impact of the U.K tax change, the GAAP effective tax rate is not a meaningful metric.

	Nine months ended September 30, 2020
	Cost of product sales	Gross margin	Selling, general and administrative	Research and development	Intangible asset amortization	Impairment charge	Interest expense, net	Income tax provision	Effective tax rate
GAAP Reported	$98,760	94.1%	$607,061	$243,676	$192,505	$136,139	$72,134	$22,750	17.5%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(192,505)	—	—	—	—
Share-based compensation expense	(5,513)	0.4	(62,590)	(21,511)	—	—	—	—	—
Impairment charge	—	—	—	—	—	(136,139)	—	—	—
Non-cash interest expense	—	—	—	—	—	—	(45,088)	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	93,290	2.0
Total of non-GAAP adjustments	(5,513)	0.4	(62,590)	(21,511)	(192,505)	(136,139)	(45,088)	93,290	2.0
Non-GAAP Adjusted	$93,247	94.5%	$544,471	$222,165	$—	$—	$27,046	$116,040	19.5%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF PRO FORMA GAAP NET LOSS TO PRO FORMA NON-GAAP ADJUSTED EBITDA AND CALCULATION OF PRO FORMA NON-GAAP NET LEVERAGE RATIO
(In thousands, except ratio)
(Unaudited)
The following table provides a reconciliation of the Company’s pro forma GAAP net loss to pro forma non-GAAP Adjusted EBITDA for the last twelve months, or LTM, ended September 30, 2021 and the calculation of the Company’s pro forma non-GAAP net leverage ratio:

LTM Ended September 30, 2021
Pro forma GAAP net loss[1]	$(378,637)
Interest expense, net	218,149
Income tax expense	240,817
Depreciation and amortization	468,310
Pro forma non-GAAP EBITDA	548,639
Transaction and integration related expenses	378,631
Share-based compensation expense	192,420
Acquisition accounting inventory fair value step-up	148,637
Expected cost synergies[2]	45,000
Upfront and milestone payments	42,365
Other	6,597
Pro forma non-GAAP Adjusted EBITDA[3]	$1,362,289

At September 30, 2021
Calculation of Net Debt:
Total debt[4]	$6,669,271
Cash and cash equivalents	(671,780)
Net Debt	$5,997,491

Calculation of Pro Forma Non-GAAP Net Leverage Ratio:
Pro forma non-GAAP Net Leverage Ratio	4.4
____________________________________

1.Pro forma net loss is derived from the GAAP financial statements of the Company and GW Pharmaceuticals plc for the LTM ended September 30, 2021.
2.The Company expects to implement initiatives to achieve at least $45 million in annual run-rate cost synergies following the GW Acquisition.
3.Pro forma non-GAAP Adjusted EBITDA is calculated in accordance with the definition of Consolidated Adjusted EBITDA as set out in the Credit Agreement.
4.Debt principal balance, reflecting the impact of the Company's current hedging arrangements on the Euro term loan B, in accordance with the Credit Agreement.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2021 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net loss	($420) - ($320)
Intangible asset amortization	525 - 535
Acquisition accounting inventory fair value step-up	205 - 225
Share-based compensation expense	170 - 180
Transaction and integration related expenses	230 - 250
Non-cash interest expense	90 - 100
Income tax effect of above adjustments	(185) - (195)
Impact of UK tax rate change	251
Non-GAAP adjusted net income	$925 - $965

GAAP net loss per diluted share	($7.00) - ($5.40)
Non-GAAP adjusted net income per diluted share	$15.10 - $15.80

Weighted-average ordinary shares used in per share calculations - GAAP	60
Weighted-average ordinary shares used in per share calculations - non-GAAP	61

Contacts:

Investors:
Andrea N. Flynn, Ph.D.
Vice President, Head, Investor Relations
Jazz Pharmaceuticals plc
InvestorInfo@jazzpharma.com
Ireland +353 1 634 3211
U.S. +1 650 496 2717

Media:
Kristin Bhavnani
Head of Global Corporate Communications
Jazz Pharmaceuticals plc
CorporateAffairsMediaInfo@jazzpharma.com
Ireland +353 1 697 2141
U.S. +1 215 867 4948